Exhibit 99.1

2010 *Third Quarter*

APPLE REIT SEVEN

SEPTEMBER 30, 2010

Residence Inn Marriott
Residence Inn Marriott

Dear Shareholder

GLADE M. KNIGHT

I am pleased to report that performance in the Apple REIT Seven, Inc. portfolio of hotels is strengthening, as seen in results from operations during the third quarter of this year. Limited new supply entering the lodging market combined with an increase in demand has resulted in better year-over-year operations and I believe our hotels are well-poised for continued improvement as market conditions continue to strengthen.

In general, operations at the 51 hotels, with 6,426 guestrooms, that comprise the Apple REIT Seven portfolio have steadily improved since the beginning of 2010. For the third quarter of this year, the average occupancy rate was 76 percent and for the nine-month period ending September 30, 2010, 73 percent. Occupancy for the same periods last year was 70 percent and 68 percent, respectively. Average daily rate (ADR) was $108 for the third quarter of this year, down one percent as compared to the third quarter of 2009, and $109 for the first nine months of this year, down three percent from the same period last year. Revenue per available room (RevPAR) for the third quarter 2010 was $82 and for the nine-month period ending September 30, 2010 was $79. These results are six percent and three percent ahead of the same periods last year, respectively. With our current positive trend in occupancy, we see opportunity for rate growth in the majority of our markets now and well into next year. Although operational performance has not reached pre-recession levels, we are pleased to report that our hotels continue to perform ahead of market averages.

Funds from operations (FFO) for Apple REIT Seven for the third quarter of this year totaled $16.7 million, or $0.18 per share, up 16 percent from the same period last year. For the nine-month period ending September 30, 2010, FFO totaled $46.8 million, or $0.50 per share, up ten percent as compared to FFO for the same period in 2009. During the third quarter of this year, Apple REIT Seven paid distributions of $0.19 per share, equivalent to an annualized rate of seven percent, based on an $11 share price. For the nine months ending September 30, 2010, the Company paid distributions of $0.58 per share. It is our goal to maintain a relatively stable near-term distribution rate given varying economic cycles. We may increase or decrease our financing to supplement FFO and achieve our objectives of maintaining the quality of our properties and providing relatively consistent distributions over the life of our program. Along with our Board of Directors, we continue to closely monitor hotel operations, debt levels and projected near-term FFO performance as compared to distributions. Additionally, we closely monitor our redemptions and dividend reinvestment (DRIP) programs. We will adjust the amount of redemptions based on DRIP proceeds which could result in redemptions on a pro rata basis, as contemplated by the program. With low levels of debt, currently approximately 15 percent of total assets, we feel confident our conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

With industry-wide third quarter results better than anticipated, analysts are generally optimistic about the future. We believe our diversified portfolio of Marriott®- and Hilton®-branded hotels are well-poised for continued improvement and we project moderate revenue growth in 2011. We remain committed to growing the value of your investment over the long term and continue to aggressively pursue market opportunities to improve revenue. I look forward to reporting to you year-end results in our 2010 Annual Report which is scheduled for distribution next spring. As always, thank you for investing with Apple REIT Seven.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)
(In thousands except statistical data)	Three months ended Sept. 30, 2010	Three months ended Sept. 30, 2009	Nine months ended Sept. 30, 2010	Nine months ended Sept. 30, 2009

REVENUES
Room revenue	$48,238	$45,225	$139,227	$134,796
Other revenue	4,592	4,198	14,102	12,768
Total revenue	$52,830	$49,423	$153,329	$147,564

EXPENSES
Direct operating expense	$13,767	$13,098	$39,889	$38,781
Other hotel operating expenses	19,294	19,173	57,229	58,270
General and administrative	1,153	1,030	3,847	3,369
Depreciation	8,304	8,176	24,856	24,111
Interest expense, net	1,906	1,696	5,578	4,564
Total expenses	$44,424	$43,173	$131,399	$129,095

NET INCOME
Net income	$8,406	$6,250	$21,930	$18,469
Net income per share	$0.09	$0.07	$0.24	$0.20

FUNDS FROM OPERATIONS (A)
Net income	$8,406	$6,250	$21,930	$18,469
Depreciation of real estate owned	8,304	8,176	24,856	24,111
Funds from operations	$16,710	$14,426	$46,786	$42,580
FFO per share	$0.18	$0.15	$0.50	$0.46

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,465	93,486	92,846	93,500

OPERATING STATISTICS
Occupancy	76%	70%	73%	68%
Average daily rate	$108	$109	$109	$112
RevPAR	$82	$77	$79	$77
Number of hotels	51	51
Dividends per share	$0.19	$0.19	$0.58	$0.61

Balance Sheet Highlights (Unaudited)
(In thousands)	September 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$878,833	$902,293
Other assets	22,951	21,594
Total assets	$901,784	$923,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$137,521	$117,787
Other liabilities	14,073	13,843
Total liabilities	151,594	131,630
Total shareholders’ equity	750,190	792,257
Total liabilities & shareholders’ equity	$901,784	$923,887

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2010 and the results of operations for the interim periods ended September 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2009 Annual Report.

Market Diversity
Portfolio of hotels

STATE / CITY

ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3),
Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho
Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston,
San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states.

Mission

Apple REIT Seven, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: RESIDENCE INN, TUCSON, AZ

BACK: COURTYARD, ALEXANDRIA, VA; HILTON GARDEN INN, HUNTSVILLE, AL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.